Exhibit 10.60

Certain portions of this exhibit have been omitted pursuant to Rule 24b-2 and are subject to a confidential treatment request. Copies of this exhibit containing the omitted information have been filed separately with the Securities and Exchange Commission. The omitted portions of this document are marked with a ***.

Agreement No.

Purchasing and Sales Contract of Electric Bus Products

Northern Altairnano Co., Ltd.

Zhuhai Guangtong Automobile Co., Ltd.

Date:

Party A: Northern Altairnano Co., Ltd.

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Party B: Zhuhai Guangtong Automobile Co., Ltd.

In order to promote the energy saving and emission reduction of Handan City, develop the green transportation, and drive the overall development of the new energy automobile industry, Party A orders from Party B 200 electric buses powered by high-performance lithium-ion batteries. The details of purchasing are as follows:

I. Model, quantity and price of buses

1. Model, quantity and price

Product name	Brand	Model & specification	Manufacturer	Unit price (million yuan)	Quantity (vehicle)	Amount (million yuan)
10.5m electric bus	Guangtong	GTQ6105BEVB1	Zhuhai Guangtong Automobile Co., Ltd., Handan Branch	***	80	***
12m electric bus	Guangtong	GTQ6121BEVB1	Zhuhai Guangtong Automobile Co., Ltd., Handan Branch	***	120	***

2. Total amount of the contract (in words): RMB *** Only (***).

3. National new energy automobile subsidy has been deducted from the above-mentioned unit price. Party B shall apply for and enjoy the national new energy automobile subsidy.

II. Quality requirement, technical standard, and the conditions and term under which Party B is responsible for quality: Complying with the relevant national and industrial quality standards and requirements; warranty of 10 years for batteries, motors and motor controllers of buses; for other parts, warranty subject to the technology agreement and after-sales service agreement.

III. The party responsible for after-sales service: Party B (Zhuhai Guangtong Automobile Co., Ltd.) shall provide the after-sales service such as training and quality assurance.

IV. Place of delivery: The place designated by Handan Bus Corporation.

V. Mode of delivery and expense payment: Party B shall deliver the goods to the place designated by Party A, and Party B shall pay the freight.

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VI. Batches, time and quantity of delivery:

1. Twenty 10.5m buses to be delivered by the end of June 2014 (fast charging distance of 30km);

2. All the 200 buses under the contract to be delivered by the end of October 2014.

VII. Terms of payment:

1. Party A shall, according to the model, quantity and total amount of buses under Article 1 herein and the terms of the Financing Lease Cooperation Agreement, apply to the lessor of financing lease for going through the formalities of purchasing fund payment by presenting the contract within 5 working days after signing of the contract. The lessor of financing lease shall, according to the delivery schedule specified in Article 6 herein, pay the purchasing price of each batch of buses by bank transfer within 5 working days after the batch of buses are delivered to Party A and accepted.

2. In case of adjustment of utilization plan of electric buses by Party A or the production needs of Party B, both parties may negotiate to adjust the batches and quantity of delivery according to actual situations, and pay the purchasing price of the batch of buses separately according to the actual delivery time until the contract of 200 buses is performed completely.

VIII. Acceptance standard and sizing: Party A shall make acceptance according to the technology agreement signed by both parties. Party B undertakes to provide 20 buses in conformity with Party A’s technical requirements in early stage for trial use of one month free of charge. After Party A obtains the data of trial use and the buses satisfy the actual operation needs, the other buses shall be delivered according to the specified batches.

IX. Default liability:

1. Party A shall have the right to reject the buses in case the buses delivered by Party B do not conform to the contract;

2. Party A shall pay Party B the penal sum equivalent to 1% of the default amount in case Party A rejects the buses or refuses to make payment for the buses without justified reason.

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X. Method for settling disputes in relation to the contract: Both parties shall make settlement through negotiation, or lodge a lawsuit to Fuxing District People’s Court, Handan City.

XI. The contract comes into effect from the date of signing and sealing. The contract is made in quadruplicate, with each party holding 2 copies.

XII. Miscellaneous:

For the configuration of buses, see the Technology Agreement of 200 Electric Buses signed by both parties.

Party A (seal):

Company name: Northern Altairnano Co., Ltd.

(Special Contract Seal of Northern Altairnano Co., Ltd.)

Company address: North of Dongzhuchang Village, Wu’an Town, Wu’an City

Legal representative:

Authorized proxy:

Tel:

Fax:

Bank of deposit:

Account number:

Date of signing:

Party B (seal):

Company name: Zhuhai Guangtong Automobile Co., Ltd.

(Special Contract Seal of Zhuhai Guangtong Automobile Co., Ltd.)

Company address: 16 Jinhu Road, Sanzao Town, Zhuhai City

Legal representative:

Authorized proxy:

Tel:

Fax:

Bank of deposit:

Account number:

Date of signing:

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